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                                  Exhibit 11.1

                    Photoelectron Corporation and Subsidiary
                         (a Development Stage Company)
                 Statement of Computation of Per Share Earnings
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

                                                Three Months Ended              Six Months Ending
                                          ------------------------------  ------------------------------
                                          June 28, 1997   June 29, 1996   June 28, 1997   June 29, 1996
                                          --------------  --------------  --------------  --------------
COMPUTATION OF PRIMARY NET LOSS PER
 SHARE

Net Loss                                    $(1,418,160)    $(1,036,850)    $(2,499,640)    $(1,996,866)

SHARES:

Weighted average shares outstanding:          7,026,778       1,583,554       6,019,585       1,583,554

Shares issuable from the assumed
  conversation of Series C Preferred
  Stock issued within one year of
  the Company's initial public
  offering:                                          --          33,106           5,334          33,106
                                            -----------     -----------     -----------     -----------
Weighted average common and
  common equivalent shares
  outstanding:                                7,026,778       1,616,660       6,024,919       1,616,660

Primary Net Loss Per Share:                 $     (0.20)    $     (0.64)    $     (0.42)    $     (1.24)
                                            ===========     ===========     ===========     ===========
COMPUTATION OF FULLY DILUTED NET LOSS
 PER SHARE:
Net Loss                                    $(1,418,160)    $(1,036,850)    $(2,499,640)    $(1,996,866)

SHARES:

Weighted average shares outstanding           7,026,778       1,583,554       6,019,585       1,583,554

Shares issuable from the assumed
 conversion of Series C Preferred Stock
 issued within one year of the
 Company's initial public offering:                  --          33,106           5,334          33,106
                                            -----------     -----------     -----------     -----------
Weighted average common and common
 equivalent shares outstanding:               7,026,778       1,616,660       6,024,919       1,616,660

Primary Net Loss Per Share:                 $     (0.20)    $     (0.64)    $     (0.42)    $     (1.24)
                                            ===========     ===========     ===========     ===========

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